Exhibit 99.1

OptimizeRx to Participate in the William Blair 41st Annual Growth Stock Conference

ROCHESTER, Mich. – May 25, 2021 – OptimizeRx Corp. (the “Company”) (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, physicians and patients, announced today that Will Febbo, OptimizeRx’s, CEO will participate in a fireside chat at the William Blair 41st Annual Growth Stock Conference.

The live webcast and replay of the presentation will be made available on the day of the event at investors.optimizerx.com/events-and-presentations.

Conference Details: William Blair' s 41st Annual Growth Stock Conference

Location: Virtual 2

Date: Wednesday, June 2

Time: 9:20-9:50 AM CT / 10:20-10:50 AM ET

About OptimizeRx

OptimizeRx is a digital health company that provides communications solutions for life science companies, physicians and patients. Connecting over half of healthcare providers in the U.S. and millions of patients through a proprietary network, the OptimizeRx digital health platform helps patients afford and stay on medications. The platform unlocks new patient and physician touchpoints for life science companies along the patient journey, from point-of-care, to retail pharmacy, through mobile patient engagement.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and in section 21E of the Securities and Exchange Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ashley Robinson

LifeSci Advisors, LLC

arr@lifesciadvisors.com